Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
- Achieved Record Total and Small Shop Leased Occupancy -

NEW YORK, FEBRUARY 12, 2024 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2023. For the three months ended December 31, 2023 and 2022, net income was $0.24 per diluted share and $0.35 per diluted share, respectively, and for the twelve months ended December 31, 2023 and 2022, net income was $1.01 per diluted share and $1.17 per diluted share, respectively.

Key highlights for the three months ended December 31, 2023 include:
•Executed 1.7 million square feet of new and renewal leases, with rent spreads on comparable space of 19.6%, including 0.8 million square feet of new leases, with rent spreads on comparable space of 37.4%
•Sequentially increased total leased occupancy to a record 94.7%, anchor leased occupancy to 96.8%, and small shop leased occupancy to a record 90.3%
◦Commenced $15.9 million of annualized base rent
◦Leased to billed occupancy spread totaled 410 basis points
◦Total signed but not yet commenced lease population represented 3.0 million square feet and a record $64.0 million of annualized base rent
•Reported an increase in same property NOI of 3.1%
•Reported Nareit FFO of $154.7 million, or $0.51 per diluted share
•Stabilized $119.5 million of reinvestment projects at an average incremental NOI yield of 9%, with the in process reinvestment pipeline totaling $429.2 million at an expected average incremental NOI yield of 9%
•Completed $21.6 million of dispositions
•Received a credit rating upgrade on November 3, 2023 from S&P Global Ratings to 'BBB' from 'BBB-', with a stable outlook

Key highlights for the twelve months ended December 31, 2023 include:
•Executed 6.3 million square feet of new and renewal leases, with rent spreads on comparable space of 19.3%, including 3.0 million square feet of new leases, with rent spreads on comparable space of 40.0%
•Reported an increase in same property NOI of 4.0%, including a contribution from base rent of 430 basis points
•Reported Nareit FFO of $615.6 million, or $2.04 per diluted share
•Stabilized $156.7 million of reinvestment projects at an average incremental NOI yield of 9%
•Completed $189.9 million of dispositions
•The Company’s operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), repurchased $199.6 million of its 3.650% Senior Notes due 2024 pursuant to a cash tender offer (the “Tender Offer”). The Tender Offer was funded with proceeds from the Operating Partnership’s $200.0 million delayed draw term loan
•Promoted Brian T. Finnegan to Senior Executive Vice President and Chief Operating Officer from Executive Vice President, Chief Revenue Officer
i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•Appointed Sheryl M. Crosland, an independent director since 2016, as chair of the Company's board of directors following the retirement of John G. Schreiber, John Peter ("JP") Suarez, retired Executive Vice President, Regional Chief Executive Officer and Chief Administration Officer, Walmart International, as a director, and Sandra A. J. Lawrence as chair of the Company's audit committee
•Published the Company's annual Corporate Responsibility Report on July 5, 2023 (view the 2022 report at https://www.brixmor.com/corporate-responsibility)

Subsequent events:
•Provided 2024 Nareit FFO per diluted share expectations of $2.06 - $2.10 and same property NOI growth expectations of 2.50% - 3.50%
•Completed $12.4 million of dispositions
•Issued $400.0 million of 5.500% Senior Notes due 2034
•As previously announced, named Steven Gallagher, the Company’s Senior Vice President, Chief Accounting Officer since 2017, as interim Chief Financial Officer, effective January 19, 2024. Mr. Gallagher succeeded Angela M. Aman, who stepped down as the Company’s President, Chief Financial Officer and Treasurer, in order to assume the position of Chief Executive Officer of Kilroy Realty Corporation

“Our balanced, value-added business plan continues to deliver, not only driving the transformation of our portfolio, which is reflected in every metric, but also positioning us for continued outperformance,” commented James Taylor, Chief Executive Officer and President.

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended December 31, 2023 and 2022, net income was $72.7 million, or $0.24 per diluted share, and $107.2 million, or $0.35 per diluted share, respectively.
•For the twelve months ended December 31, 2023 and 2022, net income was $305.1 million, or $1.01 per diluted share, and $354.2 million, or $1.17 per diluted share, respectively.

Nareit FFO
•For the three months ended December 31, 2023 and 2022, Nareit FFO was $154.7 million, or $0.51 per diluted share, and $147.0 million, or $0.49 per diluted share, respectively. Results for the three months ended December 31, 2023 and 2022 include items that impact FFO comparability, including transaction expenses, net, litigation and other non-routine legal expenses, and gain (loss) on extinguishment of debt, net, of $(0.1) million, or $(0.00) per diluted share, and $0.0 million, or $0.00 per diluted share, respectively.
•For the twelve months ended December 31, 2023 and 2022, Nareit FFO was $615.6 million, or $2.04 per diluted share, and $588.9 million, or $1.95 per diluted share, respectively. Results for the twelve months ended December 31, 2023 and 2022 include items that impact FFO comparability, including transaction expenses, net, litigation and other non-routine legal expenses, and gain (loss) on extinguishment of debt, net, of $4.1 million, or $0.01 per diluted share, and $(1.8) million, or $(0.01) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended December 31, 2023, the Company reported an increase in same property NOI of 3.1% versus the comparable 2022 period.
•For the twelve months ended December 31, 2023, the Company reported an increase in same property NOI of 4.0% versus the comparable 2022 period.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.2725 per common share (equivalent to $1.09 per annum) for the first quarter of 2024.
•The dividend is payable on April 15, 2024 to stockholders of record on April 2, 2024, representing an ex-dividend date of April 1, 2024.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended December 31, 2023, the Company stabilized 14 value enhancing reinvestment projects with a total aggregate net cost of approximately $119.5 million at an average incremental NOI yield of 9% and added four new reinvestment projects to its in process pipeline. Projects added include one anchor space repositioning project, one outparcel development project, and two redevelopment projects, with a total aggregate net estimated cost of approximately $62.8 million at an expected average incremental NOI yield of 10%.
•At December 31, 2023, the value enhancing reinvestment in process pipeline was comprised of 45 projects with an aggregate net estimated cost of approximately $429.2 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 20 anchor space repositioning projects with an aggregate net estimated cost of approximately $94.9 million at an expected incremental NOI yield of 7% - 14%; nine outparcel development projects with an aggregate net estimated cost of approximately $19.8 million at an expected average incremental NOI yield of 10%; and 16 redevelopment projects with an aggregate net estimated cost of approximately $314.5 million at an expected average incremental NOI yield of 8%.
•A virtual road trip highlighting the breadth and depth of the ongoing transformation across the Company's portfolio can be found at this link: https://www.brixmor.com/transformation-tour.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended December 31, 2023, the Company acquired a land parcel at an existing property for $0.4 million.
•During the twelve months ended December 31, 2023, the Company terminated a ground lease and acquired the associated land parcel at an existing property and acquired a land parcel at an existing property, for a combined purchase price of $2.2 million.

Dispositions
•During the three months ended December 31, 2023, the Company generated approximately $21.6 million of gross proceeds on the disposition of two shopping centers, as well as one partial property, comprised of 0.4 million square feet of gross leasable area.
•During the twelve months ended December 31, 2023, the Company generated approximately $189.9 million of gross proceeds on the disposition of eleven shopping centers, as well as nine partial properties, comprised of 1.7 million square feet of gross leasable area.
•Subsequent to December 31, 2023, the Company disposed of one shopping center for $12.4 million of gross proceeds.

CAPITAL STRUCTURE
•During the three months ended December 31, 2023, the Operating Partnership entered into new forward-starting swaps related to $300.0 million of the Company’s $500.0 million Term Loan that fix SOFR at a rate of 4.08% (plus a credit spread, currently 95 basis points, and SOFR adjustment of 10 basis points), from July 26, 2024 through July 26, 2027, the maturity of the Term Loan, and which will replace existing swaps that fix SOFR at a rate of 2.59% (plus a credit spread, currently 95 basis points) and expire on July 26, 2024.
•During the twelve months ended December 31, 2023, the Operating Partnership repurchased $199.6 million of its 3.650% Senior Notes due 2024 pursuant to the Tender Offer. In connection with the Tender Offer, the Company recognized a gain on extinguishment of debt of $4.4 million, or $0.01 per diluted share, in the second quarter of 2023. The Operating Partnership funded the Tender Offer with proceeds from its

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

$200.0 million delayed draw term loan, which was drawn on April 24, 2023, and together with the $300.0 million term loan comprises the Company’s $500.0 million Term Loan.
•At December 31, 2023, the Company had $1.2 billion in liquidity and $300.4 million of debt maturities in June 2024.
•At December 31, 2023, the Company's net principal debt to adjusted EBITDA was 6.0x.
•On January 12, 2024, the Operating Partnership issued $400.0 million aggregate principal amount of 5.50% Senior Notes due 2034. Proceeds will be utilized for general corporate purposes, including repayment of indebtedness.

GUIDANCE
•The Company expects 2024 NAREIT FFO per diluted share of $2.06 - $2.10 and same property NOI growth of 2.50% - 3.50%
•Expectations for 2024 same property NOI growth include a:
◦Contribution from base rent of 350 - 400 basis points
◦Detraction from revenues deemed uncollectible of (100) - (50) basis points (this equates to 110 - 75 basis points of total expected revenues in 2024)
•Expectations for 2024 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any items that impact FFO comparability, which include transaction expenses, net, litigation and other non-routine legal expenses, and gain or loss on extinguishment of debt, net, or any other one-time items
•The following table provides a bridge from the Company's 2023 Nareit FFO per diluted share to the Company's 2024 estimated Nareit FFO per diluted share:

	Low	High
2023 Nareit FFO per diluted share	$2.04	$2.04
Same property NOI growth	0.07	0.10
General and administrative expense and other [1]	0.01	0.01
Interest expense, net [2]	(0.03)	(0.03)
Impact of 2023 transaction activity	(0.01)	(0.01)
Items that impact FFO comparability [3]	(0.01)	(0.01)
Non-cash GAAP rental adjustments [4]	(0.01)	0.00
2024E Nareit FFO per diluted share	$2.06	$2.10

1.Includes general and administrative expense, non-same property NOI, lease termination fees, non-real estate depreciation and amortization, and other income (expense). 2024 general and administrative expense includes a favorable impact of approximately $0.01 per share associated with the Chief Financial Officer transition.
2.Includes interest expense and dividends and interest.
3.Includes gain on extinguishment of debt, net, and transaction expenses, net recognized in 2023.
4.Includes straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•The following table provides a reconciliation of the range of the Company's 2024 estimated net income to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2024E	2024E Per Diluted Share
Net income	$252 - $264	$0.83 - $0.87
Depreciation and amortization related to real estate	371	1.23
Nareit FFO	$623 - $635	$2.06 - $2.10

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 13, 2024 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 27, 2024 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode:13742799) or via the web through February 13, 2025 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in
v

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 362 retail centers comprise approximately 64 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,”

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

“seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; and (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, and taxes. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/23	12/31/22
Assets
Real estate
Land	$1,794,011	$1,820,358
Buildings and tenant improvements	8,570,874	8,405,969
Construction in progress	126,007	129,310
Lease intangibles	504,995	542,714
	10,995,887	10,898,351
Accumulated depreciation and amortization	(3,198,980)	(2,996,759)
Real estate, net	7,796,907	7,901,592
Cash and cash equivalents	866	16,492
Restricted cash	18,038	4,767
Marketable securities	19,914	21,669
Receivables, net	278,775	264,146
Deferred charges and prepaid expenses, net	164,061	154,141
Real estate assets held for sale	—	10,439
Other assets	54,155	62,684
Total assets	$8,332,716	$8,435,930

Liabilities
Debt obligations, net	$4,933,525	$5,035,501
Accounts payable, accrued expenses and other liabilities	548,890	535,419
Total liabilities	5,482,415	5,570,920

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
309,723,386 and 309,042,754 shares issued and 300,596,394 and 299,915,762
shares outstanding	3,006	2,999
Additional paid-in capital	3,310,590	3,299,496
Accumulated other comprehensive income (loss)	(2,700)	8,851
Distributions in excess of net income	(460,595)	(446,336)
Total equity	2,850,301	2,865,010
Total liabilities and equity	$8,332,716	$8,435,930

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/23	12/31/22	12/31/23	12/31/22
Revenues
Rental income	$316,404	$308,459	$1,243,844	$1,217,362
Other revenues	81	110	1,192	712
Total revenues	316,485	308,569	1,245,036	1,218,074

Operating expenses
Operating costs	39,815	38,816	146,473	141,408
Real estate taxes	42,961	42,260	173,517	170,383
Depreciation and amortization	89,470	90,599	362,277	344,731
Impairment of real estate assets	—	1,127	17,836	5,724
General and administrative	30,260	30,429	117,128	117,225
Total operating expenses	202,506	203,231	817,231	779,471

Other income (expense)
Dividends and interest	321	116	666	314
Interest expense	(47,204)	(48,493)	(190,733)	(192,427)
Gain on sale of real estate assets	6,402	50,896	65,439	111,563
Gain (loss) on extinguishment of debt, net	—	—	4,356	(221)
Other	(801)	(702)	(2,446)	(3,639)
Total other income (expense)	(41,282)	1,817	(122,718)	(84,410)

Net income	$72,697	$107,155	$305,087	$354,193

Net income per common share:
Basic	$0.24	$0.36	$1.01	$1.18
Diluted	$0.24	$0.35	$1.01	$1.17
Weighted average shares:
Basic	301,022	300,474	300,977	299,938
Diluted	302,430	302,258	302,376	301,742

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/23	12/31/22	12/31/23	12/31/22

Net income	$72,697	$107,155	$305,087	$354,193
Depreciation and amortization related to real estate	88,374	89,570	358,088	340,561
Gain on sale of real estate assets	(6,402)	(50,896)	(65,439)	(111,563)
Impairment of real estate assets	—	1,127	17,836	5,724
Nareit FFO	$154,669	$146,956	$615,572	$588,915

Nareit FFO per diluted share	$0.51	$0.49	$2.04	$1.95
Weighted average diluted shares outstanding	302,430	302,258	302,376	301,742

Items that impact FFO comparability
Transaction expenses, net	$(58)	$9	$(256)	$(1,122)
Litigation and other non-routine legal expenses	—	(2)	—	(494)
Gain (loss) on extinguishment of debt, net	—	—	4,356	(221)
Total items that impact FFO comparability	$(58)	$7	$4,100	$(1,837)
Items that impact FFO comparability, net per share	$(0.00)	$0.00	$0.01	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$6,988	$5,575	$23,498	$23,458
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,739	2,072	9,153	8,793
Straight-line ground rent expense, net (2)	6	7	31	(160)

Dividends declared per share	$0.2725	$0.2600	$1.0525	$0.9800
Dividends declared	$81,913	$77,978	$316,364	$293,755
Dividend payout ratio (as % of Nareit FFO)	53.0%	53.1%	51.4%	49.9%

(1) Includes straight-line rental income reversals and re-establishments of $0.6 million and ($1.0 million) during the three months ended December 31, 2023 and 2022, respectively. Includes straight-line rental income reversals and re-establishments of ($0.4 million) and ($1.2 million) during the twelve months ended December 31, 2023 and 2022, respectively.
(2) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

viii

SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/23	12/31/22	Change	12/31/23	12/31/22	Change
Same Property NOI Analysis
Number of properties	357	357	—	345	345	—
Percent billed	90.6%	90.2%	0.4%	90.6%	90.4%	0.2%
Percent leased	94.7%	93.9%	0.8%	94.7%	94.1%	0.6%

Revenues
Base rent	$221,287	$215,399		$847,190	$811,943
Expense reimbursements	74,683	70,079		266,957	251,991
Revenues deemed uncollectible	(1,895)	(1,908)		(5,095)	4,484
Ancillary and other rental income / Other revenues	6,498	6,502		23,408	23,476
Percentage rents	2,012	1,829		9,187	8,832
	302,585	291,901	3.7%	1,141,647	1,100,726	3.7%
Operating expenses
Operating costs	(40,012)	(37,351)		(137,863)	(130,292)
Real estate taxes	(42,267)	(40,816)		(157,636)	(157,024)
	(82,279)	(78,167)	5.3%	(295,499)	(287,316)	2.8%
Same property NOI	$220,306	$213,734	3.1%	$846,148	$813,410	4.0%

NOI margin	72.8%	73.2%		74.1%	73.9%
Expense recovery ratio	90.8%	89.7%		90.3%	87.7%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$5,888	2.8%		$35,247	4.3%
Revenues deemed uncollectible	13	0.0%		(9,579)	(1.1)%
Net expense reimbursements	492	0.2%		6,783	0.8%
Ancillary and other rental income / Other revenues	(4)	(0.0)%		(68)	(0.0)%
Percentage rents	183	0.1%		355	0.0%
		3.1%			4.0%

Reconciliation of Net Income to Same Property NOI
Net income	$72,697	$107,155		$305,087	$354,193
Adjustments:
Non-same property NOI	(2,927)	(5,628)		(41,594)	(57,551)
Lease termination fees	(743)	(477)		(4,622)	(3,231)
Straight-line rental income, net	(6,988)	(5,575)		(23,498)	(23,458)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(2,739)	(2,072)		(9,153)	(8,793)
Straight-line ground rent expense, net	(6)	(7)		(31)	160
Depreciation and amortization	89,470	90,599		362,277	344,731
Impairment of real estate assets	—	1,127		17,836	5,724
General and administrative	30,260	30,429		117,128	117,225
Total other (income) expense	41,282	(1,817)		122,718	84,410
Same property NOI	$220,306	$213,734		$846,148	$813,410

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